Exhibit 23.1
                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-57153 ) and related Prospectus of America Online, Inc. for the registration of its debt securities, its preferred stock and its common stock and to the incorporation by reference therein of our report dated September 10, 1997, with respect to the consolidated financial statements of America Online, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1997, filed with the Securities and Exchange Commission.
                                                            /s/Ernst & Young LLP

Vienna, Virginia
June 24, 1998

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-57153 ) and related Prospectus of America Online, Inc. for the registration of its debt securities, its preferred stock and its common stock and to the incorporation by reference therein of our report dated March 26, 1998, with respect to the financial statements of Interactive Services Division of CompuServe Corporation for the year ended April 30, 1997 included in America Online, Inc.'s Current Report on Form 8-K/A dated April 17, 1998, filed with the Securities and Exchange Commission.
                                                            /s/Ernst & Young LLP

Columbus, Ohio
June 24, 1998